Exhibit 99.2

M A C K - C A L I R E A L T Y C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Mack-Cali Realty Corporation

Reports Third Quarter 2020 Results

Jersey City, New Jersey – November 4, 2020 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the quarter ended September 30, 2020.

THIRD QUARTER 2020 HIGHLIGHTS

-	Net income (loss) of $(0.49) per diluted share for the third quarter 2020, as compared to $(0.65) per diluted share for the third quarter 2019; and net income (loss) of $(1.37) per diluted share for the nine months ended September 30, 2020, as compared to $1.59 per diluted share for the same period in 2019;

-	Core Funds from Operations per diluted share of $0.30 for the third quarter 2020, as compared to $0.38 for the third quarter 2019;

-	Roseland's 5,589-unit multifamily stabilized portfolio (excluding assets undergoing an active renovation program) was 91.7% leased;

-	Roseland's adjusted same-store portfolio (excluding assets undergoing an active renovation program), consisting of 3,903 units, experienced an 11.7% decrease in NOI over third quarter 2019. Over the same period, revenues decreased by 3.3%;

-	Roseland continued lease-up activities at The Emery at Overlook Ridge and finished the third quarter at 75.8% leased; 81.3% leased today;

-	Leased 153,827 sq. ft. of commercial space: 18,349 sq. ft. on the Waterfront, 107,438 sq. ft. in class A suburban and suburban and 28,040 sq. ft. in non-core;

-	Grew core portfolio office rental rates by 12.3% on a cash basis and 22.3% on a GAAP basis;

-	Core office portfolio was 78.2% leased; with the Waterfront at 76.9%, class A suburban portfolio at 89.0%, and Suburban at 70.0% leased;

-	Office same-store portfolio, consisting of 4.5 million sq. ft., experienced a 15.4% increase in Cash NOI and a 2.1% increase in GAAP NOI in the third quarter 2020 over the third quarter 2019, and

-	Collected 96.9% of rents from our office tenants and 99.5% of rents from our multifamily tenants in the third quarter.

MaryAnne Gilmartin, Mack-Cali Board Chair and Interim Chief Executive Officer commented, “The Company and Board are focused on pursuing actions that will maximize shareholder value, taking bold, creative measures and examining all of our options. We are making significant strides in exiting our non-core commercial assets and remain confident in completing this strategy, having already demonstrated a strong market for our suburban assets. On the waterfront, we have begun implementing a new strategy to realize the untapped potential of Harborside with a new market-leading leasing team and a new head of leasing to launch a thoughtful campaign that emphasizes the value of a campus approach, which is particularly well-positioned for a post-COVID world. With respect to our multifamily platform, we remain convinced of the long-term value proposition for Roseland, the temporary impact of the pandemic notwithstanding.”

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended September 30, 2020 amounted to $(42.2) million, or $(0.49) per share, as compared to $(55.9) million, or $(0.65) per share, for the quarter ended September 30, 2019. For the nine months ended September 30, 2020, net income (loss) available to common shareholders equaled $(117.0) million, or $(1.37) per share, as compared to $166.5 million, or $1.59 per share, for the same period last year.

Funds from operations (FFO) for the quarter ended September 30, 2020 amounted to $10.1 million, or $0.10 per share, as compared to $31.5 million, or $0.31 per share, for the quarter ended September 30, 2019. For the nine months ended September 30, 2020, FFO equaled $44.8 million, or $0.45 per share, as compared to $103.9 million, or $1.03 per share, for the same period last year.

For the third quarter 2020, Core FFO was $29.9 million, or $0.30 per share, as compared to $38.2 million, or $0.38 per share for the same period last year. For the nine months ended September 30, 2020, Core FFO equaled $91.1 million, or $0.91 per share, as compared to $119.0 million, or $1.18 per share, for the same period last year.

OPERATING HIGHLIGHTS

Office

The Company's consolidated Core office properties (including discontinued operations) were 78.2 percent leased at September 30, 2020, as compared to 80.3 percent leased at June 30, 2020 and 80.8 percent leased at September 30, 2019.

Third quarter 2020 same-store GAAP revenues for the office portfolio increased by 1.2 percent while same-store GAAP NOI increased by 2.1 percent from the same period in 2019. Third quarter 2020 same store cash revenues for the office portfolio increased by 8.4 percent while same store cash NOI grew by 15.4 percent from 2019. Same store cash revenues and same store cash NOI exclude straight-line rent and FAS 141 adjustments.

For the quarter ended September 30, 2020, the Company executed ten leases at its commercial office portfolio, totaling 153,827 square feet. Of these totals, ten leases for 153,827 square feet (100 percent) were lease renewals and other tenant retention transactions.

Rental rate roll-up for the Core portfolio for third quarter 2020 transactions was 12.3 percent on a cash basis and 22.3 percent on a GAAP basis.

Multifamily

Roseland's stabilized operating portfolio was 91.7 percent leased at September 30, 2020 (excluding assets undergoing an active renovation program). Roseland’s overall operating portfolio was 89.5 percent leased at September 30, 2020 as compared to 92.6 percent at June 30, 2020 predominately based on a decrease in new lease traffic in the portfolio’s urban markets. Roseland's same-store portfolio, consisting of 4,838 units, experienced a 17.4 percent decrease in NOI over third quarter 2019.  Over the same period, revenues decreased by 8.2 percent, and expenses increased by 6.7 percent. Excluding assets undergoing an active renovation program, adjusted same-store revenues decreased by 3.3 percent resulting in a same-store net operating income decrease of 11.7 percent for the third quarter 2020, as compared to third quarter 2019. For the nine months ended September 30, 2020, adjusted same-store revenues increased 1.5 percent and NOI decreased 0.3 percent over the same period in 2019.

At quarter end, Roseland had 1,942 units under construction across five projects (inclusive of the Emery). This aggregate $1 billion construction portfolio has a projected stabilized yield of approximately 6.14 percent.

During the quarter, the Company received its share of proceeds from the sale of its URBY tax credit totaling $2.6 million.

TRANSACTION ACTIVITY

During the third quarter, the Company completed the Phase 1 sale of its Parsippany and Giralda Farms portfolio, comprising 11 office buildings totaling 1.6 million square feet in Morris County for a total of $167.6 million. In addition, the Company closed on the sale of 325 Columbia Turnpike, a 168,144-square-foot office building in Florham Park, NJ for $25.8 million, as well as the first asset of its Phase 2 sales tranche of its Parsippany and Giralda portfolio, 9 Campus Drive, a 156,495-square-foot office building in Parsippany, NJ for $21 million.

Subsequent to quarter-end, the Company completed the sale of 5 Vaughn Drive, a 98,500-square-foot office building in Princeton, NJ for a total of $7.5 million.

The Company’s remaining suburban New Jersey office portfolios in Monmouth, Short Hills and MetroPark are actively being marketed or under contract and are expected to be sold by early 2021.

BALANCE SHEET/CAPITAL MARKETS

As of September 30, 2020, the Company had a debt-to-undepreciated assets ratio of 49.8 percent compared to 50.2 percent at June 30, 2020 and 47.6 percent at September 30, 2019. Net debt to adjusted EBITDA for the quarter ended September 30, 2020 was 12.1x compared to 11.4x for the quarter ended September 30, 2019. The Company's interest coverage ratio was 2.7x for the quarter ended September 30, 2020, compared to 2.9x for the quarter ended September 30, 2019.

DIVIDEND

On September 30, 2020, the Company announced that it was suspending its common dividends and distributions attributable to the third and fourth quarters 2020. As the Company’s management estimated that as of September 2020 it had satisfied its dividends obligations as a REIT on taxable income expected for 2020, the Company made the strategic decision to suspend its common dividends and distributions for the remainder of 2020 in an effort to provide greater financial flexibility during the pandemic and to retain incremental capital to support leasing initiatives at its Harborside commercial office properties on the Jersey City waterfront.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for November 5, 2020 at 8:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

https://edge.media-server.com/mmc/p/osdcbrgd

The live conference call is also accessible by calling (323) 289-6576 and requesting the Mack-Cali earnings conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-overview  beginning at 10:00 a.m. Eastern Time on November 5, 2020.

A replay of the call will also be accessible November 5, 2020 through November 12, 2020 by calling (719) 457-0820 and using the pass code, 5243655.

Copies of Mack-Cali’s Third Quarter 2020 Supplemental Operating and Financial Data is available on Mack-Cali’s website, as follows:

Third Quarter 2020 Form 10-Q:

http://investors.mack-cali.com/sec-filings

Third Quarter 2020 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, once filed, these items will be available upon request from:

Mack-Cali Investor Relations Department

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for over two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multifamily residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” "target," “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Media Contact:
Jeremy Soffin
Mack-cali@berlinrosen.com
(646) 200-5318

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
REVENUES	2020	2019	2020	2019
Revenue from leases	$65,849	$72,538	$201,091	$224,947
Real estate services	2,876	3,411	8,624	10,783
Parking income	4,033	5,716	12,332	16,097
Hotel income	893	3,325	3,290	5,702
Other income	3,999	2,400	7,020	6,732
Total revenues	77,650	87,390	232,357	264,261

EXPENSES
Real estate taxes	10,816	11,151	32,326	33,813
Utilities	3,598	4,402	10,564	14,605
Operating services	18,942	18,109	50,639	52,821
Real estate services expenses	3,300	3,905	10,106	12,150
General and administrative	28,945	12,571	62,005	42,836
Depreciation and amortization	31,670	32,605	92,807	96,110
Property impairments	36,582	-	36,582	-
Land and other impairments	1,292	2,589	23,401	5,088
Total expenses	135,145	85,332	318,430	257,423

OTHER (EXPENSE) INCOME
Interest expense	(20,265)	(22,129)	(61,795)	(67,817)
Interest and other investment income (loss)	3	188	42	1,526
Equity in earnings (loss) of unconsolidated joint ventures	1,373	(113)	(281)	(882)
Gain on change of control of interests	-	-	-	13,790
Realized gains (losses) and unrealized losses on disposition of rental property, net	-	(34,666)	(7,915)	233,698
Gain (loss) on disposition of developable land	-	296	4,813	566
Gain on sale of investment in unconsolidated joint venture	-	-	-	903
Gain (loss) from extinguishment of debt, net	-	(98)	-	1,801
Total other income (expense)	(18,889)	(56,522)	(65,136)	183,585
Income (loss) from continuing operations	(76,384)	(54,464)	(151,209)	190,423
Discontinued operations:
Income from discontinued operations	19,491	8,506	63,213	24,686
Realized gains (losses) and unrealized losses on disposition of rental property and impairments, net	15,775	(10,063)	(23,900)	(15,865)
Total discontinued operations, net	35,266	(1,557)	39,313	8,821
Net income (loss)	(41,118)	(56,021)	(111,896)	199,244
Noncontrolling interests in consolidated joint ventures	895	405	1,900	2,500
Noncontrolling interest in Operating Partnership of income from continuing operations	7,874	6,005	16,166	(18,191)
Noncontrolling interests in Operating Partnership in discontinued operations	(3,388)	154	(3,776)	(896)
Redeemable noncontrolling interests	(6,471)	(6,471)	(19,413)	(16,144)
Net income (loss) available to common shareholders	$(42,208)	$(55,928)	$(117,019)	$166,513

Basic earnings per common share:
Income (loss) from continuing operations	$(0.84)	$(0.63)	$(1.76)	1.50
Discontinued operations	0.35	(0.02)	0.39	0.09
Net income (loss) available to common shareholders	$(0.49)	$(0.65)	$(1.37)	$1.59

Diluted earnings per common share:
Income (loss) from continuing operations	$(0.84)	$(0.63)	$(1.76)	$1.50
Discontinued operations	0.35	(0.02)	0.39	0.09
Net income (loss) available to common shareholders	$(0.49)	$(0.65)	$(1.37)	$1.59

Basic weighted average shares outstanding	90,671	90,584	90,639	90,539

Diluted weighted average shares outstanding	100,307	100,560	100,235	100,802

Mack-Cali Realty Corporation

Statements of Funds from Operations and Core FFO

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss) available to common shareholders	$(42,208)	$(55,928)	$(117,019)	$166,513
Add (deduct): Noncontrolling interests in Operating Partnership	(7,874)	(6,005)	(16,166)	18,191
Noncontrolling interests in discontinued operations	3,388	(154)	3,776	896
Real estate-related depreciation and amortization on continuing operations (a)	34,665	35,785	101,560	104,197
Real estate-related depreciation and amortization on discontinued operations	1,366	16,797	4,271	50,418
Property Impairments on continuing operations	36,582	-	36,582	-
Property Impairments on discontinued operations	-	5,894	-	11,696
Gain on change of control of interests	-	-	-	(13,790)
Gain on sale of investment in unconsolidated joint venture	-	-	-	(903)
Continuing operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	-	34,666	7,915	(233,698)
Discontinued operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	(15,775)	413	23,900	413
Funds from operations (b)	$10,144	$31,468	$44,819	$103,933

Add (Deduct):
(Gain) loss from extinguishment of debt, net	-	98	-	(1,801)
Land and other impairments	1,292	6,345	23,401	8,844
(Gain) on disposition of developable land	-	(296)	(4,813)	(566)
Dead deal costs	2,583	271	2,860	271
Severance/separation costs on management restructuring	8,900	277	11,738	1,839
Management contract termination costs	-	-	-	1,021
Reporting systems conversion costs	-	-	363	-
Proxy fight costs	6,954	-	12,770	4,171
New payroll tax consulting costs	-	-	-	1,313
Core FFO	$29,873	$38,163	$91,138	$119,025

Diluted weighted average shares/units outstanding (c)	100,307	100,560	100,235	100,802

Funds from operations per share/unit-diluted	$0.10	$0.31	$0.45	$1.03

Core funds from operations per share/unit diluted	$0.30	$0.38	$0.91	$1.18

Dividends declared per common share	$-	$0.20	$0.40	$0.60

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,975	$3,091	$7,325	$6,406
Tenant improvements & leasing commissions (d)	$4,057	$7,245	$15,047	$19,976
Tenant improvements & leasing commissions on space vacant for more than a year	$1,627	$6,138	$10,653	$13,836
Straight-line rent adjustments (e)	$467	$3,625	$1,744	$10,532
Amortization of (above)/below market lease intangibles, net (f)	$858	$1,057	$2,661	$3,152
Amortization of stock compensation	$799	$2,061	$5,907	$6,289
Amortization of lease inducements	$(40)	$(108)	$76	$475
Non real estate depreciation and amortization	$336	$611	$1,268	$1,661
Amortization of deferred financing costs	$1,074	$1,121	$3,158	$3,478

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interests, of $3,331 and $3,655 for the three months ended September 30, 2020 and 2019, respectively, and $10,020 and $9,341 for the nine months ended September 30, 2020 and 2019, respectively. Excludes non-real estate-related depreciation and amortization of $336 and $611 for the three months ended September 30, 2020 and 2019, respectively, and $1,268 and $1,661 for the nine months ended September 30, 2020 and 2019, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,396 and 9,852 shares for the three months ended September 30, 2020 and 2019, respectively, and 9,411and 9,960 for the nine months ended September 30, 2020 and 2019, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)	Includes free rent of $3,930 and $5,853 for the three months ended September 30, 2020 and 2019, respectively, and $10,187 and $16,095 for the nine months ended September 30, 2020 and 2019, respectively. Also, includes the Company's share from unconsolidated joint ventures of $52 and $266 for the three months ended September 30, 2020 and 2019, respectively, and $69 and $(59) for the nine months ended September 30, 2020 and 2019, respectively.
(f)	Includes the Company's share from unconsolidated joint ventures of $0 and $0 for the three months ended September 30, 2020 and 2019, respectively, and $0 and $0 for the nine months ended September 30, 2020 and 2019, respectively.

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss) available to common shareholders	$(0.49)	$(0.65)	$(1.37)	$1.59
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.35	0.36	1.01	1.03
Real estate-related depreciation and amortization on discontinued operations	0.01	0.17	0.04	0.50
Redemption value adjustment to redeemable noncontrolling interests	0.02	0.03	0.08	0.25
Property impairments on continuing operations	0.36	-	0.36	-
Property Impairments on discontinued operations	-	0.06	-	0.12
Gain on change of control of interests	-	-	-	(0.14)
Gain on sale of investment in unconsolidated joint venture	-	-	-	(0.01)
Continuing operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	-	0.34	0.08	(2.32)
Discontinued operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.16)	-	0.24	-
Noncontrolling interest/rounding adjustment	0.01	-	0.01	0.01
Funds from operations (b)	$0.10	$0.31	$0.45	$1.03

Add (Deduct):
(Gain) loss from extinguishment of debt, net	-	-	-	(0.02)
Land and other impairments	0.01	0.06	0.23	0.09
Dead deal costs	0.03	-	0.03	-
(Gain) on disposition of developable land	-	-	(0.05)	(0.01)
Severance/separation costs on management restructuring	0.09	-	0.12	0.02
Management contract termination costs / reporting system conversion costs	-	-	-	0.01
Proxy fight costs	0.07	-	0.13	0.04
New payroll tax consulting costs	-	-	-	0.01
Noncontrolling interest/rounding adjustment	-	0.01	-	0.01
Core FFO	$0.30	$0.38	$0.91	$1.18

Diluted weighted average shares/units outstanding (c)	100,307	100,560	100,235	100,802

(a)	Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.04 for the three months ended September 30, 2020 and 2019, respectively, and $0.12 and $0.13 for the nine months ended September 30, 2020 and 2019, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,396 and 9,852 shares for the three months ended September 30, 2020 and 2019, respectively, and 9,411and 9,960 for the nine months ended September 30, 2020 and 2019, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	September 30,	December 31,
Assets	2020	2019
Rental property
Land and leasehold interests	$641,962	$653,231
Buildings and improvements	3,669,960	3,361,435
Tenant improvements	163,900	163,299
Furniture, fixtures and equipment	78,558	78,716
	4,554,380	4,256,681
Less – accumulated depreciation and amortization	(627,995)	(558,617)
	3,926,385	3,698,064
Rental property held for sale, net	714,404	966,497
Net investment in rental property	4,640,789	4,664,561
Cash and cash equivalents	22,872	25,589
Restricted cash	14,507	15,577
Investments in unconsolidated joint ventures	194,779	209,091
Unbilled rents receivable, net	86,818	95,686
Deferred charges, goodwill and other assets, net	220,194	275,102
Accounts receivable	10,784	7,192

Total assets	$5,190,743	$5,292,798

Liabilities and Equity
Senior unsecured notes, net	$572,360	$571,484
Unsecured revolving credit facility and term loans	156,000	329,000
Mortgages, loans payable and other obligations, net	2,167,522	1,908,034
Dividends and distributions payable	1,537	22,265
Accounts payable, accrued expenses and other liabilities	205,637	209,510
Rents received in advance and security deposits	36,575	39,463
Accrued interest payable	15,642	10,185
Total liabilities	3,155,273	3,089,941
Commitments and contingencies

Redeemable noncontrolling interests	511,352	503,382

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 90,712,055 and 90,595,176 shares outstanding	907	906
Additional paid-in capital	2,531,122	2,535,440
Dividends in excess of net earnings	(1,195,909)	(1,042,629)
Accumulated other comprehensive income (loss)	-	(18)
Total Mack-Cali Realty Corporation stockholders’ equity	1,336,120	1,493,699

Noncontrolling interests in subsidiaries:
Operating Partnership	142,469	158,480
Consolidated joint ventures	45,529	47,296
Total noncontrolling interests in subsidiaries	187,998	205,776

Total equity	1,524,118	1,699,475

Total liabilities and equity	$5,190,743	$5,292,798